Exhibit 4(g)

AMENDED AND RESTATED
CREDIT AGREEMENT

Dated as of April 29, 2003

among

GRUPO MINERO MEXICO, S.A. DE C.V.,

MINERA MEXICO, S.A. DE C.V.,

INDUSTRIAL MINERA MEXICO, S.A. DE C.V.,
MINERA MEXICO INTERNACIONAL, INC.,
MEXICANA DE COBRE, S.A. DE C.V.,
MINERALES METALICOS DEL NORTE, S.A.,
MEXICANA DE CANANEA, S.A. DE C.V.,
MEXICANA DEL ARCO, S.A. DE C.V.,
MINERALES Y MINAS MEXICANAS, S.A. DE C.V.,
COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI,

S.C. POR A., S.A.,
MEXICO COMPAÑIA INMOBILIARIA, S.A., and

PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V.

CERTAIN FINANCIAL INSTITUTIONS,
as Bank Holders,

and

BANK OF AMERICA, N.A.,
as Administrative Agent,

i

ii

APPENDICES

APPENDIX A	Rules of Interpretation; Definitions

SCHEDULES

SCHEDULE 2.1	Existing Agreements
SCHEDULE 2.1.1	Loans

EXHIBITS

EXHIBIT A	Form of Tranche A Note
EXHIBIT B	Form of Tranche B Note
EXHIBIT C	Form of Assignment and Assumption
EXHIBIT D	Form of Joinder Agreement

iii

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement (this “Agreement”) is entered into as of April 29, 2003, by and among GRUPO MINERO MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico, as “Borrower” prior to the Intercompany Payable Restructuring (“GMM”), MINERA MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“MM”), INDUSTRIAL MINERA MEXICO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“IMMSA”), MINERA MEXICO INTERNACIONAL, INC., a New York corporation (“MMI”), MEXICANA DE COBRE, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Mexcobre”), MINERALES METALICOS DEL NORTE, S.A., a sociedad anónima organized under the laws of Mexico (“Mimenosa”), MEXICANA DE CANANEA, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Mexcananea”), MEXICANA DEL ARCO, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“Mexarco”), MINERALES Y MINAS MEXICANAS, S.A. DE C.V., a sociedad anónima de capital variable organized under the laws of Mexico (“MMM”), COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI, S.C. POR A., S.A., a sociedad anónima organized under the laws of Mexico (“TISLP”), MEXICO COMPANIA INMOBILIARIA, S.A., a sociedad anónima organized under the laws of Mexico (“MCI”), and PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“PU”, and, together with MM, IMMSA, MMI, Mexcobre, Mimenosa, Mexcananea, Mexarco, MMM, TISLP, MCI, and any other Person that becomes a party to this Agreement by executing a Joinder Agreement (hereinafter defined), collectively, the “Guarantors” and each individually, a “Guarantor”; provided that, from and after the Intercompany Payable Restructuring, MM shall cease to be a Guarantor and shall become the “Borrower”), the financial institutions as are or may become parties hereto (the “Bank Holders”), and BANK OF AMERICA, N.A., as the Administrative Agent for the Bank Holders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

WHEREAS, the parties hereto include the parties to the existing facilities listed on Schedule 2.1 hereto (the “Existing Agreements”);

WHEREAS, GMM and each of the Guarantors parties to the Existing Agreements acknowledge they currently owe debt in favor of the Bank Holders under the Existing Agreements;

WHEREAS, the parties hereto desire to amend and restate the Existing Agreements, in the form of, and upon the terms and conditions set forth in, this Agreement and in the Common Agreement, dated as of the date hereof (the “Common Agreement”) among the parties hereto and the SEN Holders, the SEN Collateral Agent and Grupo Mexico Export Master Trust No. 1, acting by and through The Bank of New York, as SEN Trustee; and

WHEREAS, GMM (or, if applicable, in accordance with the Common Agreement, MM) will be the Borrower under the Common Agreement (and under this Agreement).

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree to amend and restate the Existing Agreements as follows:

ARTICLE 1

DEFINITIONS, ETC.

SECTION 1.1                                                  Certain Defined Terms.  (a) Capitalized terms defined in the Common Agreement and used but not otherwise defined herein shall have the meanings ascribed thereto in the Common Agreement.  This Agreement shall also be subject to paragraphs A-F set forth in Appendix A to the Common Agreement.

(b) Other capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Appendix A hereto.

ARTICLE 2

THE LOANS

SECTION 2.1                                                  Agreement to Amend and Restate Existing Claims.  Each Bank Holder severally agrees, on the terms and conditions set forth herein, and the Borrower and the Guarantors agree, that, on the Closing Date, the Existing Agreements to which such Bank Holder is a party shall be deemed to be amended and restated in their entirety by this Agreement and the Common Agreement, and the Existing Claims of such Bank Holder in an aggregate principal amount set forth opposite the name of such Bank Holder on Schedule 2.1.1 hereto shall be deemed to have been so amended and restated as follows:

(a)                                  the Borrower shall be obligated to repay to such Bank Holder loans in a principal amount equal to the amounts set forth opposite the name of such Bank Holder on Schedule 2.1.1 hereto under the caption “Tranche A Loans” (such loan, the “Tranche A Loan” of such Bank Holder); and

(b)                                 the Borrower shall be obligated to repay to such Bank Holder loans in a principal amount equal to the amounts set forth opposite the name of such Bank Holder on Schedule 2.1.1 hereto under the caption “Tranche B Loans” (such loan, the “Tranche B Loan” of such Bank Holder).

Once prepaid or repaid, no Tranche A Loan or Tranche B Loan may be reborrowed.

SECTION 2.2                                                  Promissory Notes.

(a)                                  Each Bank Holder’s Loans shall be evidenced by one or more promissory notes (pagarés) of the Borrower, endorsed por aval by each Guarantor (and, in the case of any such note held by a GM Guaranty Beneficiary, by GM in addition to each such Guarantor), as follows:

(i)                                     Each Bank Holder’s Tranche A Loan shall be evidenced by one or more Notes substantially in the form of Exhibit A hereto in an aggregate principal amount equal to the amount of such Bank Holder’s Tranche A Loan; and

(ii)                                  Each Bank Holder’s Tranche B Loan shall be evidenced by one or more Notes substantially in the form of Exhibit B hereto in an aggregate principal amount equal to the amount of such Bank Holder’s Tranche B Loan.

(b)                                 The Borrower and each of the Guarantors hereby acknowledge that, as of the date hereof, the Borrower owes to the Bank Holders: (i) the aggregate amount of One Hundred Twenty-Five Million One Hundred One Thousand Six Hundred Seventy-One Dollars and Four cents  ($125,101,671.04)  of the Tranche A Loans and (ii) the aggregate amount of Two Hundred Eighty-Two Million Six Hundred Ten Thousand Three Hundred Twenty-Eight Dollars and Eighty-Four cents  ($282,610,328.84)  of the Tranche B Loans.

(c)                                  Pursuant to Section 4.06 of the Common Agreement, in connection with the Intercompany Payable Restructuring, MM will deliver to each Bank Holder new Bank Holder Notes (pagarés) (with MM as Borrower) in replacement of the notes previously delivered by GMM in accordance with this Agreement and the Common Agreement (with GMM as Borrower), endorsed por aval by each Guarantor (and, in the case of any such note held by a GM Guaranty Beneficiary, by GM in addition to each such Guarantor).

SECTION 2.3                                                  Prepayments.

(a)                                  Optional Prepayments.  The Borrower may, from time to time on any Business Day, prepay principal of Loans pursuant to Article VIII of the Common Agreement.  Each prepayment of Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 12.04 of the Common Agreement.

(b)                                 Mandatory Prepayments.  The Borrower shall ratably prepay Loans in whole or in part as required by the mandatory prepayment provisions set forth in Article VIII of the Common Agreement.

(c)                                  Application of Prepayments.  Each prepayment of Loans (whether optional or mandatory) shall be applied in accordance with the prepayment provisions set forth in Article VIII of the Common Agreement.

SECTION 2.4                                                  Repayment.  The Borrower shall repay all Loans in full, including all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents, no later than the Maturity Date.  Without limiting the foregoing, the Borrower shall make scheduled amortization payments on the Loans in accordance with Section 8.03(a) of the Common Agreement.

SECTION 2.5                                                  Interest.

(a)                                  Each Tranche A Loan and each Tranche B Loan shall (except as provided in Sections 12.02 or 12.05 of the Common Agreement) be LIBOR Loans that bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum, for each Interest Period therefor, equal to the LIBOR Rate for such Interest Period plus the Applicable Margin.

(b)                                 Interest accrued on each Loan shall be paid in cash in arrears as provided in the Common Agreement.

(c)                                  Anything herein or in any other Operative Document to the contrary notwithstanding, the obligations of the Borrower to any Bank Holder hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank Holder would be contrary to the provisions of any law applicable to such Bank Holder limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank Holder, and in such event the Borrower shall pay such Bank Holder interest at the highest rate permitted by Applicable Law.

SECTION 2.6                                                  Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in a fee letter, dated December 5, 2002 (the “Fee Letter”), between GMM and the Administrative Agent.

SECTION 2.7                                                  Computations.

(a)                                  All computations of interest under this Agreement shall be made in accordance with the Common Agreement.

(b)                                 All computations of fees under this Agreement or under the Fee Letter shall be calculated on the basis of twelve (12) thirty (30) day months and three hundred sixty (360) day years.

SECTION 2.8                                                  Payments by the Borrower.

(a)                                  Subject to Section 8.02 of the Common Agreement and Sections 2.3 and 2.8(b), payments received by the Administrative Agent or the Bank Holders from (or on behalf of) the Borrower (including from any proceeds from the exercise of any remedies against the General Security) shall be applied (except as specifically provided otherwise herein): first, to any fees due pursuant to Section 2.6; second, to interest (including, if applicable, at the Default Interest Rate); and third, to principal.

(b)                                 Except to the extent otherwise provided herein, (i) each payment or prepayment of principal of Loans of a particular Tranche shall be made for account of the Bank Holders holding Loans of such Tranche pro rata in accordance with the respective unpaid principal amount of the Loans of such Tranche, and (ii) each payment of interest on Loans of a particular Tranche shall be made for account of the Bank Holders holding

Loans of such Tranche pro rata in accordance with the respective unpaid principal amount of the Loans of such Tranche then due and payable.

(c)                                  The Administrative Agent shall maintain on its books records setting forth the principal amount of each Bank Holder’s Loans, each payment or prepayment of principal thereof, and each payment in respect of interest thereon, and such records shall be conclusive and binding on the Borrower and the Bank Holders absent manifest error.

SECTION 2.9                                                  Mutilated, Lost, Stolen or Destroyed Notes.  (a) The Borrower shall, in accordance with the terms and provisions set forth herein and in the Notes, and upon provision of evidence satisfactory to the Administrative Agent and Borrower that any Note was mutilated, lost, stolen or destroyed (including delivery of a lost note affidavit in a form substantially similar to the form provided as Exhibit 2.01(aa) to the Common Agreement), authenticate, issue and deliver a new Note of the same denomination and with identical terms (a “Substitute Note”) in exchange for or in lieu of such Note that became mutilated, lost, stolen or destroyed (the “Original Note”).  If any such mutilated, stolen, lost or destroyed Note has matured, instead of issuing a duplicate Note, Borrower and/or each Guarantor, as applicable, may pay such Note upon satisfaction of the conditions set forth in this Section 2.9.

(b)                                 Upon the issuance of a Substitute Note, the holder of such Substitute Note, if so requested by Borrower or any Guarantor, as applicable, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Administrative Agent) connected with the preparation and issuance of the Substitute Note.

(c)                                  All Substitute Notes shall be valid obligations of Borrower and the Guarantors, as applicable, and be subject to the same terms and conditions and entitled to the same benefits under this Agreement as the Original Notes.

SECTION 2.10                                            Cancellation of Notes.  Whenever a Note is delivered to the Borrower for cancellation (upon payment or otherwise), or for transfer, exchange or replacement pursuant to the terms hereof, the Borrower will promptly cancel (and may destroy) such Note.

ARTICLE 3

TAXES; YIELD PROTECTION; ILLEGALITY; PAYMENTS

Article XII of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

ARTICLE 4

CONDITIONS PRECEDENT

SECTION 4.1                                                  Conditions Precedent.  The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)                                  satisfaction of each of the conditions precedent set forth in Section 2.01 of the Common Agreement;

(b)                                 the payment of any fees required to be paid on or before the Closing Date (including applicable fees under the Fee Letter and a restructuring fee payable to each Bank Holder equal to 0.5% of the Existing Claims of such Bank Holder, as provided in Section 8.05(b) of the Common Agreement); and

(c)                                  payment by the Borrower of all Attorney Costs of the Administrative Agent, the other Bank Holders and any guarantors of the Loans, to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

SECTION 5.1                                                  Representations and Warranties.  The Borrower, MM and each Principal Subsidiary hereby jointly and severally make the same representations and warranties as are set forth in Article III of the Common Agreement (which representations and warranties shall be deemed to be incorporated herein as if the same were set out in full herein).

ARTICLE 6

COVENANTS

SECTION 6.1                                                  Affirmative Covenants.  Each of MM (on behalf of itself, GMM and each Principal Subsidiary, but only to the extent applicable), GMM (on behalf of itself and each Principal Subsidiary) and each Principal Subsidiary (on behalf of itself and its respective Subsidiaries, where applicable) agrees that, until all Obligations have been paid and performed in full, it shall perform and comply with each of the Affirmative Covenants as are set forth in Article IV of the Common Agreement (which Affirmative Covenants shall be deemed to be incorporated herein as if the same were set forth in full herein).

SECTION 6.2                                                  Negative Covenants.  Each of MM (on behalf of itself, GMM and each Principal Subsidiary, but only to the extent applicable), GMM (on behalf of itself and each Principal Subsidiary) and each Principal Subsidiary (on behalf of itself and its respective Subsidiaries, where applicable) agrees that, until all Obligations have been paid and performed in full, it shall perform and comply with each of the Negative Covenants as are set forth in Article V of the Common Agreement (which Negative Covenants shall be deemed to be incorporated herein as if the same were set forth in full herein).

SECTION 6.3                                                  Financial Covenants.  Each of MM (on behalf of itself, GMM and each Principal Subsidiary, but only to the extent applicable), GMM (on behalf of itself and each Principal Subsidiary) and each Principal Subsidiary (on behalf of itself and its respective Subsidiaries, where applicable) agrees that, until all Obligations have been paid and performed in full, it shall perform and comply with each of the Financial Covenants as are set forth in Article VI of the Common Agreement (which Financial Covenants shall be deemed to be incorporated herein as if the same were set forth in full herein)

ARTICLE 7

DEFAULT/REMEDIES

SECTION 7.1                                                  Events of Default/Remedies.  Article X of the Common Agreement sets forth certain remedies that are available following an Event of Default.

SECTION 7.2                                                  Rights Not Exclusive.  The rights, powers, privileges and remedies provided for in the Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other documents now existing or hereafter arising.

ARTICLE 8

ADMINISTRATIVE AGENT

SECTION 8.1                                                  Appointment and Authorization of Administrative Agent.  Each Bank Holder hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Operative Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Operative Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank Holder or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 8.2                                                  Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Operative Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

SECTION 8.3                                                  Liability of Administrative Agent.  No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby

(except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any Bank Holder or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Bank Holder or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 8.4                                                  Reliance by the Administrative Agent.

(a)                                  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Bank Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Bank Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Bank Holders (or such greater number of Bank Holders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Bank Holders.

(b)                                 For purposes of determining compliance with the conditions specified in Section 4.1, each Bank Holder that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank Holder unless the Administrative Agent shall have received notice from such Bank Holder prior to the proposed Closing Date specifying its objection thereto.

SECTION 8.5                                                  Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Bank Holder or the Borrower or any Principal Subsidiary referring to this Agreement, describing such Default and stating that such notice is a “notice of default.”  The Administrative Agent will promptly notify the Bank Holders of its receipt of any such notice.  The Administrative Agent shall take such action with respect to such

Default as may be directed by the Required Bank Holders in accordance with Article 7 provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Bank Holders.

SECTION 8.6                                                  Credit Decision; Disclosure of Information by Administrative Agent.  Each Bank Holder acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank Holder as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Bank Holder represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all bank or other regulatory Applicable Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Bank Holder also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties.  Except for notices, reports and other documents expressly required to be furnished to the Bank Holders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 8.7                                                  Indemnification of Agent-Related Persons.  Whether or not the transactions contemplated hereby are consummated, each Bank Holder (including any guarantor of the Loans) that is not subject to the limitations on incurrence of indemnification obligations under the United States Antideficiency Act or any similar law in effect in the jurisdiction of its formation (each an “Indemnifying Bank Holder”) agrees to indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Indemnifying Bank Holder shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Bank Holders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, each Indemnifying Bank Holder shall reimburse the Administrative

Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section shall survive repayment of the Loans, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

SECTION 8.8                                                  The Agent-Related Persons in their Individual Capacity.  Each Agent-Related Person may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though the Administrative Agent did not act in such capacity under the Operative Documents, without notice to or consent of the Bank Holders.  The Bank Holders acknowledge that, pursuant to such activities, the Agent-Related Persons may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or its Affiliates) and acknowledge that no Agent-Related Person shall be under any obligation to provide such information to any Bank Holder.  With respect to its Loans, Bank of America shall have the same rights and powers under the Operative Documents as any other Bank Holder and may exercise the same as though it were not the Administrative Agent, and the terms “Bank Holder” and “Bank Holders” include Bank of America in its individual capacity.

SECTION 8.9                                                  Successor Agent.  The Administrative Agent may, and at the request of the Required Bank Holders shall, resign as Administrative Agent upon thirty (30) days’ notice to the Bank Holders and the Borrower.  If the Administrative Agent resigns under this Agreement, the Required Bank Holders shall appoint from among the Bank Holders a successor administrative agent for the Bank Holders, which successor administrative agent shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default shall have occurred and be continuing.  If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Bank Holders and the Borrower, a successor administrative agent from among the Bank Holders.  Upon the acceptance of its appointment as successor administrative agent hereunder: (a) such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, (b) the term “Administrative Agent” shall mean such successor administrative agent and (c) the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated.  After the retiring Administrative Agent’s resignation hereunder, the terms and provisions of this Article and Section 9.4 and Section 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents.  If no successor administrative agent has accepted appointment as the Administrative Agent by the date that is 30 days after the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Bank Holders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Bank Holders appoint a successor administrative agent as provided for above.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1                                                  Amendments and Waivers.

(a)                                  Amendments, modifications and waivers of this Agreement shall be governed by Section 14.01(c) of the Common Agreement.

(b)                                 The Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

SECTION 9.2                                                  Notices.  Section 14.14 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.  In addition, each Bank Holder shall notify the Administrative Agent and the Shared Payment and Collateral Agent in accordance with Section 14.14 of the Common Agreement of any change in: (a) the address to which notices to such Bank Holder should be directed, (b) addresses of any Lending Office, (c) payment instructions in respect of all payments to be made to it hereunder and (d) such other administrative information as the Administrative Agent or the Shared Payment and Collateral Agent reasonably requests from time to time.

SECTION 9.3                                                  No Waiver; Cumulative Remedies.  No failure by any Bank Holder or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 9.4                                                  Costs and Expenses.  Section 11.02 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

SECTION 9.5                                                  Indemnification.  Section 11.01 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

SECTION 9.6                                                  Payments Set Aside.  Section 14.08 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

SECTION 9.7                                                  Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective authorized successors and assigns permitted hereby, except that: (x) none of Borrower, MM or any other Guarantor shall assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Administrative Agent and each Bank

Holder; and (y) no Bank Holder may assign or otherwise transfer any of its rights or obligations hereunder or under any other Operative Document except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section.  Any other attempted assignment or transfer by any such party hereto shall be null and void.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated by Section 11.01 of the Common Agreement, the Indemnified Persons comprising the Administrative Agent, the Bank Holders and their respective officers, directors, employees, counsel, agents and attorneys-in-fact), any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Bank Holder may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement or under any other Operative Document, including all or a portion of its Loans; provided that (i) except in the case of an assignment to Export-Import Bank of the United States or of the entire remaining amount of the Loans at the time owing to the assigning Bank Holder or in the case of an assignment to a Bank Holder or an Affiliate of a Bank Holder or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Bank Holder, the aggregate amount of the Loans subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than Five Million Dollars ($5,000,000) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank Holder’s rights and obligations under this Agreement and the other Operative Documents with respect to the Loans assigned; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (iv) the parties to each assignment shall notify the Shared Payment and Collateral Agent of such assignment.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank Holder or a Lender under this Agreement and the other Operative Documents, and the assigning Bank Holder thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement and the other Operative Documents (and, in the case of an Assignment and Assumption covering all of the assigning Bank Holder’s rights and obligations under this Agreement and the other Operative Documents, such Bank Holder shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 12.01, 12.03, 12.04 and 12.06 of the Common Agreement and Article 3 and Sections 9.4 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver Notes to the assignee Bank Holder and each Guarantor (and in the case where such assignee Bank Holder is a GM Guaranty Beneficiary, GM, in addition to each such Guarantor) (at its expense) shall endorse such Notes por aval.  Any assignment or transfer by a Bank Holder of rights or obligations under this Agreement and the other Operative Documents that does not comply with this subsection shall be treated for purposes of this Agreement and the other Operative Documents as a sale by such Bank Holder of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                                          The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s address determined in accordance with Section 14.14 of the Common Agreement a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Bank Holders and principal amounts of the Loans owing to each Bank Holder pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Shared Payment and Collateral Agent and the Bank Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank Holder hereunder for all purposes of this Agreement and the other Operative Documents, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Shared Payment and Collateral Agent and any Bank Holder, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                                         Any Bank Holder may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Person acting on behalf of any of the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank Holder’s rights and/or obligations under this Agreement and any other Operative Document (including all or a portion of the Loans  owing to it); provided that (i) such Bank Holder’s obligations under this Agreement and any other Operative Document shall remain unchanged, (ii) such Bank Holder shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Shared Payment and Collateral Agent and the other Bank Holders shall continue to deal solely and directly with such Bank Holder in connection with such Bank Holder’s rights and obligations under this Agreement and any other Operative Document.  Any agreement or instrument pursuant to which a Bank Holder sells such a participation shall provide that such Bank Holder shall retain the sole right to enforce this Agreement and any other Operative Document and to approve any amendment, modification or waiver of any  provision of this Agreement or any other Operative Document; provided that such agreement or instrument may provide that such Bank Holder will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 14.01(a) of the Common Agreement to the extent such Participant would be negatively affected thereby.  Subject to Subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Article 3 and Sections 12.01, 12.03, 12.04 and 12.06 of the Common Agreement to the

same extent as if it were a Bank Holder and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.09 of the Common Agreement as though it were a Bank Holder, provided such Participant agrees to be subject to Section 12.09 of the Common Agreement as though it were a Bank Holder.

(e)                                                          A Participant shall not be entitled to receive any greater payment under Article 3 or Sections 12.01, 12.03, 12.04 and 12.06 of the Common Agreement than the applicable Bank Holder would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(f)                                                            Any Bank Holder may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Operative Document (including under its Notes) to secure obligations of such Bank Holder, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank Holder from any of its obligations hereunder or thereunder or substitute any such pledgee or assignee for such Bank Holder as a party hereto or thereto.

(g)                                                         As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Bank Holder; (b) an Affiliate of a Bank Holder; (c) an Approved Fund; (d) Export-Import Bank of the United States and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Person acting on behalf of any of the foregoing Persons.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Bank Holder, (b) an Affiliate of a Bank Holder or (c) an entity or an Affiliate of an entity that administers or manages a Bank Holder.

SECTION 9.8                                                  Additional Guarantors.  Borrower shall designate any Subsidiary or newly acquired or formed Subsidiary as a Guarantor hereunder (each such Subsidiary, a “New Guarantor”) in accordance with, and to the extent required by, Section 4.19 of the Common Agreement.  Such New Guarantor shall become a Guarantor under this Agreement and for all purposes be deemed a Guarantor under this Agreement, with all rights and obligations of a Guarantor under this Agreement, upon the execution by such Person of a Joinder Agreement, countersigned by the Administrative Agent.

SECTION 9.9                                                  Counterparts.  This Agreement may be executed in any number of separate counterparts (including via facsimile), each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

SECTION 9.10                                            Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.11                                            Third Party Beneficiaries.  This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the other Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 9.12                                            Governing Law and Jurisdiction.  THIS AGREEMENT AND THE LOANS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH BANK HOLDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW OF THE UNITED STATES OF AMERICA.

SECTION 9.13                                            Consent to Jurisdiction; Process Agent.  Section 14.22 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

SECTION 9.14                                            Waiver of Jury Trial.  SECTION 14.20 OF THE COMMON AGREEMENT SHALL BE DEEMED TO BE INCORPORATED HEREIN AS IF THE SAME WERE SET OUT IN FULL HEREIN.

SECTION 9.15                                            Currency.  Section 14.06 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

SECTION 9.16                                            Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

SECTION 9.17                                            English Language.  Section 14.18 of the Common Agreement shall be deemed to be incorporated herein as if the same were set out in full herein.

SECTION 9.18                                            No Partnership, Etc.  The Bank Holders, the Guarantors and the Borrower intend that the relationship between them shall be solely that of creditor and debtor.

Nothing contained in this Agreement, the Loans or any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Bank Holder, on the one hand, and any other Bank Holder, the Borrower, the Guarantors or any other Person, on the other hand.  The Bank Holders shall not in any way be responsible or liable for the debts, losses, obligations or duties of the Borrower, the Guarantors or any other Person.  All obligations to pay real property or other taxes, assessments, insurance premiums and all other fees and charges arising from the ownership, operation or occupancy of the Borrower’s business (and to perform all obligations under the agreements and contracts relating thereto) shall be the sole responsibility of the Borrower.

SECTION 9.19                                            Releases.  Each of the Borrower, MM and each other Guarantor, on behalf of itself and its Subsidiaries and Affiliates (collectively, the “GMM Entities”), hereby releases and forever discharges each Bank Holder and its Affiliates and each member of any steering or similar committee of creditors of the Borrower and each of their respective individual, joint or mutual, past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, counsel, subsidiaries, successors and assigns, in each case from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties now has, has ever had or may hereafter have against any Person so released and discharged on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, relating to, arising out of, or in connection with, the Existing Claims, the Existing Agreements or the GMM Entities.  Each Bank Holder, on behalf of itself and its Affiliates, hereby releases and forever discharges each member of any such steering or similar committee of creditors of the Borrower and each of their respective individual, joint or mutual, past, present, and future Affiliates, stockholders, controlling persons, directors, officers, employees, counsel, subsidiaries, successors and assigns, in each case from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, Liens, and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which each of such parties now has, has ever had or may hereafter have against any Person so released and discharged on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing Date, relating to, arising out of, or in connection with, the Existing Claims, the Existing Agreements or the GMM Entities.  Notwithstanding the foregoing, nothing contained in this Agreement shall operate to release any obligations of any party under the Loan Documents.

SECTION 9.20                                            Survival.  Article 3, Article 8 and this Article 9 shall survive the repayment of the Loans and the termination of any Operative Document.

SECTION 9.21                                            No Novation.  The parties hereby agree that this Agreement shall not be construed as a novation of any of the debt under the Existing Agreements.

SECTION 9.22                                            Bank Holders Restructured Loan Agreement.  This Agreement is the Bank Holders Restructured Loan Agreement referred to in the Common Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GRUPO MINERO MEXICO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MINERA MEXICO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

INDUSTRIAL MINERA MEXICO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

Amended and Restated Credit Agreement

MINERA MEXICO INTERNACIONAL, INC.

By:	Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MEXICANA DE COBRE, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MINERALES METALICOS DEL NORTE, S.A.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MEXICANA DE CANANEA, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MEXICANA DEL ARCO, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MINERALES Y MINAS MEXICANAS, S.A. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI, S.C. POR A., S.A.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

MEXICO COMPANIA INMOBILIARIA, S.A.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

PROYECCIONES URBANISTICAS, S. DE R.L. DE C.V.

By:	/s/ Daniel Tellechea Salido
Name:	Daniel Tellechea Salido
Title:	Attorney-in-fact

By:	/s/ J. Eduardo Gonzalez Felix
Name:	J. Eduardo Gonzalez Felix
Title:	Attorney-in-fact

BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ Robert Rittelmeyer
Name:	Robert Rittelmeyer
Title:	Vice President

BANK OF AMERICA, N.A., as a Bank Holder

By:	/s/ Orlando J. Loera
Name:	Orlando J. Loera
Title:	Managing Director

BANCO INBURSA, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, as a Bank Holder

By:	/s/ Luis Frias Humphrey
Name:	Luis Frias Humphrey
Title:	Director

JPMORGAN CHASE BANK, as a Bank Holder

By:	/s/ Manochere Alamgir
Name:	Manochere Alamgir
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Bank Holder

By:	/s/ David Konarek
Name:	David Konarek
Title:	Managing Director & Industry Head-Mining

By:	/s/ Michael Eddy
Name:	Michael K. Eddy
Title:	Director - Mining

EXPORT DEVELOPMENT CANADA, as a Bank Holder

By:	/s/ Sean Mitchell
Name:	Sean Mitchell
Title:	Manager Special Risks

By:	/s/ Vito DiTuri
Name:	Vito DiTuri CA
Title:	Asset Management

DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH, as a Bank Holder

By:	/s/ Alan Delsman
Name:	Alan Delsman
Title:	Chief Credit Officer, Manager

By:	/s/ Carlos Huentz
Name:	[Carlos Huentz]
Title:	Vice President

WESTLB AG, NEW YORK BRANCH as a Bank Holder

By:	/s/ Salvatore Battinelli
Name:	Salvatore Battinelli
Title:	Managing Director

By:	/s/ Daniel Hitchcock
Name:	Daniel Hitchcock
Title:	Associate Director

WESTLB AG, LONDON BRANCH as a Bank Holder

By:	/s/ J.K. Gray
Name:	J.K. Gray
Title:	Director

By:
Name:
Title:

HSBC BANK PLC, as a Bank Holder

By:	/s/ A.P. Wilkinson
Name:	A.P. Wilkinson
Title:	Head of Emerging Markets

By:	/s/ R.K. Sandhu
Name:	R.K. Sandhu
Title:	Assistant Manager, Emerging Markets

BNP PARIBAS, NEW YORK BRANCH, as a Bank Holder

By:	/s/ Pierre-Joseph Costa
Name:	Pierre-Joseph Costa
Title:	Managing Director

ROYAL BANK OF CANADA, as a Bank Holder

By:	/s/ Rizwan Ahmad
Name:	Rizwan Ahmad
Title:	Senior Manager

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Bank Holder

By:	/s/ Phillip J. Gass
Name:	Phillip J. Gass
Title:	Associate

BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C., as a Bank Holder

By:	/s/ Nicholas Eduardo Costa Gonzalez
Name:	Nicholas Eduardo Costa Gonzalez
Title:	Director Regional de Promocion de Credito Centro

By:	/s/ Emigdio Sanchez Gomez
Name:	Emigdio Sanchez Gomez
Title:	Gerente Juridico Regional Queretaro

SIEMENS FINANCIAL SERVICES GMBH, as a Bank Holder

By:	/s/ Miguel Schmidt
Name:	Miguel Schmidt
Title:

SOCIÉTÉ GÉNÉRALE ACTING BY AND THROUGH ITS NEW YORK BRANCH, as a Bank Holder

By:	/s/ Phillips Lee
Name:	Phillips Lee
Title:	Managing Director

APPENDIX A

RULES OF INTERPRETATION; DEFINITIONS

Rules of Interpretation.  Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, any Bank Holder or any group of Bank Holders by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”

“Administrative Agent” is defined in the preamble to this Agreement.

“Agent-Related Persons” means the Administrative Agent and any successor or replacement agent thereof, together with its Affiliates, and the officers, directors, employees, agents, attorneys, consultants, and attorneys-in-fact of such Persons and Affiliates.

“Assignment  and Assumption” means an assignment and assumption agreement substantially in the form of Exhibit C to this Agreement.

“Bank Holders” is defined in the preamble of this Agreement.

“Bank Holders Restructured Principal” means the principal amount of the Loans.

“Bank of America” shall mean Bank of America, N.A., and its successors and assigns.

“Common Agreement” is defined in the recitals to this Agreement.

“Eligible Assignee” is defined in Section 9.7(g) of this Agreement.

“Existing Agreements” is defined in the recitals to this Agreement.

“Existing Claims” shall mean all amounts payable to the Bank Holders under one or more of the Existing Agreements, including principal, accrued and unpaid interest and other costs and expenses.

“Fee Letter” is defined in Section 2.6(a) of this Agreement.

“GMM” is defined in the preamble of this Agreement.

“GMM Entities” is defined in Section 9.19 of this Agreement.

“Grupo Mexico” shall mean Grupo Mexico, S.A. de C.V. , a Mexican sociedad anónima de capital variable.

“Guarantor” is defined in the preamble of this Agreement.

“IMMSA” is defined in the preamble of this Agreement.

“Joinder Agreement” means an agreement substantially in the form of Exhibit D to this Agreement.

A-1

“Loan Documents” shall mean the Operative Documents and the Fee Letter.

“Loan Parties” shall mean GMM or any of its Subsidiaries or Affiliates obligated under, or otherwise a party to, any of the Operative Documents.

“Loans” shall mean the Tranche A Loans and the Tranche B Loans.

“Mexarco” is defined in the preamble of this Agreement.

“Mexcananea” is defined in the preamble of this Agreement.

“Mexcobre” is defined in the preamble of this Agreement.

“Mexico” shall mean the United Mexican States.

“Mimenosa” is defined in the preamble of this Agreement.

“MM" is defined in the preamble of this Agreement.

“MMI” is defined in the preamble of this Agreement.

“MMM” is defined in the preamble of this Agreement.

“New Guarantor” is defined in Section 9.8 of this Agreement.

“Note” shall mean a promissory note (pagaré) of GMM payable to the order of any Bank Holder, in the form of Exhibit A hereto (as it relates to a Tranche A Loan) or Exhibit B hereto (as it relates to a Tranche B Loan) (as such promissory note may be amended, endorsed or otherwise modified from time to time), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Original Note” is defined in Section 2.9 of this Agreement.

“Participant” is defined in Section 9.7(d) of this Agreement.

“Register” is defined in Section 9.7(c) of this Agreement.

“Substitute Note” is defined in Section 2.9 of this Agreement.

“Tranche” shall mean Tranche A Loans and Tranche B Loans (each of which constitutes a “Tranche” of Loans).

“Tranche A Loan” is defined in Section 2.1(a) of this Agreement.

“Tranche B Loan” is defined in Section 2.1(b) of this Agreement.

“United States” and “U.S.” shall each mean the United States of America.

A-2

SCHEDULE 2.1
EXISTING AGREEMENTS

[See attached]

SCHEDULE 2.1.1
LOANS

[See attached]

EXHIBIT A
FORM OF TRANCHE A NOTE

[See attached]

EXHIBIT B
FORM OF TRANCHE B NOTE

[See attached]

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Amended and Restated Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Amended and Restated Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Bank Holder under the Amended and Restated Credit Agreement, the other Operative Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor, and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank Holder) against any Person, whether known or unknown, arising under or in connection with the Amended and Restated Credit Agreement, the other Operative Documents, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.                                       Assignor:

2.                                       Assignee:                                                                                                       [and is an

Affiliate/Approved Fund of [identify Bank Holder](1)]

3.                                       Borrower:                                            [Prior to Intercompany Payable Restructuring: Grupo Minero Mexico, S.A. de C.V.] [From and after Intercompany Payable Restructuring: Minera Mexico, S.A. de C.V.]

4.                                       Administrative Agent: Bank of America, N.A., as the administrative agent under the Amended and Restated Credit Agreement.

(1) Select as applicable.

5.                                       Credit Agreement:  The Amended and Restated Credit Agreement, dated as of April 29, 2003 among  Grupo Minero Mexico, S.A. de C.V., the Guarantors parties thereto, the Bank Holders parties thereto, and Bank of America,  N.A., as Administrative Agent.

6.                                       Assigned Interest:

Aggregate Amount of Tranche A Loans for all Bank Holders	Amount of Tranche A Loans Assigned	Percentage Assigned of Tranche A Loans(2)

$	$		%

Aggregate Amount of Tranche B Loans for all Bank Holders	Amount of Tranche B Loans Assigned	Percentage Assigned of Tranche B Loans(3)

$	$		%

7.                                       Trade Date:                                                                (4)

Effective Date:                                , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

(2) Set forth, to at least 9 decimals, as a percentage of the Tranche A Loans of all Bank Holders.

(3) Set forth, to at least 9 decimals, as a percentage of the Tranche B Loans of all Bank Holders.

(4) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](5) Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

(5) To be added only if the consent of the Administrative Agent is required by the terms of the Amended and Restated Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                       Representations and Warranties.

1.1.                              Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended and Restated Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                              Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank Holder under the Amended and Restated Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Amended and Restated Credit Agreement (subject to receipt of such consents as may be required under the Amended and Restated Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Amended and Restated Credit Agreement and the other Operative Documents as a Lender or Bank Holder thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender or Bank Holder thereunder, and (iv) it has received a copy of the Amended and Restated Credit Agreement and the other Operative Documents, together with copies of the most recent financial statements delivered pursuant to Article IV thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank Holder; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender or Bank Holder.

2.                                       Payments.  From and after the Effective Date, the Shared Payment and Collateral Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Shared Payment and Collateral Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.                                       General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D
FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of                 ,       , is hereby executed and delivered by                             , a                      [corporation] (the “New Guarantor”), pursuant to the Amended and Restated Credit Agreement described below. Unless otherwise defined herein, capitalized terms used herein and defined in the Amended and Restated Credit Agreement, dated as of April 29, 2003 (as amended or otherwise modified from time to time, the “Credit Agreement”), among each of GRUPO MINERO MEXICO, S.A. DE C.V. (the “Borrower”), MINERA MEXICO, S.A. DE C.V., INDUSTRIAL MINERA MEXICO, S.A. DE C.V., MINERA MEXICO INTERNACIONAL, INC., MEXICANA DE COBRE, S.A. DE C.V., MINERALES METALICOS DEL NORTE, S.A., MEXICANA DE CANANEA, S.A. DE C.V., MEXICANA DEL ARCO, S.A. DE C.V., MINERALES Y MINAS MEXICANAS, S.A. DE C.V., COMPANIA DE TERRENOS E INVERSIONES DE SAN LUIS POTOSI, S.C. POR A., S.A., MEXICO COMPANIA INMOBILIARIA, S.A., and PROYECCIONES URBANISTICAS S. DE R.L. DE C.V., (collectively, the “Guarantors” and each individually a “Guarantor”, provided that, from and after the Intercompany Payable Restructuring, MM shall cease to be a Guarantor and shall become the “Borrower”), the financial institutions as are or may become parties thereto (the “Bank Holders”), and Bank of America, N.A., as the Administrative Agent for the Bank Holders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), are used herein as therein defined.

WHEREAS, the Borrower, the Guarantors, the Bank Holders and the Shared Payment and Collateral Agent entered into the Common Agreement with the other parties thereto;

WHEREAS, as a condition precedent to the effectiveness of the Common Agreement the Borrower and the Guarantors executed and delivered the Credit Agreement;

WHEREAS, pursuant to Section 9.8 of the Credit Agreement, New Guarantor must enter into this Agreement in order to become a party to the Credit Agreement; and

WHEREAS, New Guarantor desires to execute and deliver this Agreement in order to become a party to the Credit Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

SECTION 1.  Joinder. By executing and delivering this Agreement, New Guarantor hereby agrees to become a party to the Credit Agreement and hereby expressly assumes all obligations and liabilities thereunder applicable to the Guarantors thereunder, with the same effect as if the Credit Agreement had been executed and delivered initially by the New Guarantor.

SECTION 2. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same agreement.

SECTION 3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

[NEW GUARANTOR]

Address:	By:
Name:
Title:

ACKNOWLEDGED:

BANK OF AMERICA, N.A., as the Administrative Agent

By:
Name:
Title: